L A B O N T E   &   C O .                     #610 - 938 Howe Street
-----------------------------------------             Vancouver, BC  Canada
C H A R T E R E D   A C C O U N T A N T S             V6Z  1N9
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                                                      Telephone   (604) 682-2778
                                                      Facsimile   (604) 689-2778
                                                      Email:  info@labonteco.com






February 20, 2003



U.S. Securities and Exchange Commission
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Division of Corporation Finance
450 Fifth St. N.W.
Washington DC  20549


Re:  Stellar Resources Ltd. - Form SB-2 Registration Statement
--------------------------------------------------------------


Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated February 20, 2003, of the following:

o Our report to the Stockholders and Board of Directors of Stellar Resources Ltd. dated August 22, 2002 on the financial statements of the Company as at July 31, 2002 and for the years ended July 31, 2002 and 2001 and for the period April 9, 1999 (inception) to July 31, 2002.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,

"LaBonte & Co."


LABONTE & CO.
Chartered Accountants

RJL/vf